UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2004

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

0-50387
(Commission File Number)

Delaware	33-0844285
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

201 Spear Street, 3rd Floor
San Francisco, CA 94105
(Address of principal executive offices, with zip code)

(415) 371-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     On March 18, 2004, RedEnvelope, Inc. (the “Issuer”) issued a press release announcing the impending resignation of an officer/director. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release of RedEnvelope, Inc. dated March 18, 2004 (resignation of an officer/director)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: March 18, 2004	By:	/s/ Alison May
Alison May,
President, Chief Executive Officer and Director

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release of RedEnvelope, Inc. dated March 18, 2004 (resignation of an officer/director)